For Immediate Release

        October 25, 2006

GIBRALTAR REPORTS STRONG THIRD-QUARTER SALES AND EARNINGS

Third-Quarter Net Income Per Share from Continuing Operations Increases 65% to $.61;

Sales Grow by 36% in Third Quarter to $336 Million

BUFFALO, NEW YORK (October 25, 2006) – Gibraltar Industries, Inc. (NASDAQ: ROCK) today reported its sales, net income, and earnings per share for the three and nine months ended September 30, 2006.

Sales from continuing operations in the third quarter of 2006 were $336 million, an increase of approximately 36 percent compared to $248 million in the third quarter of 2005, continuing a trend of solid sales growth over the last 12 months. For the first nine months of 2006, sales from continuing operations were up by approximately 37 percent to $1.012 billion, compared to $737 million in the first nine months of 2005.

Income from continuing operations in the third quarter of 2006 was $18.3 million, an increase of approximately 69 percent compared to $10.8 million in the third quarter of 2005. During the first nine months of 2006, income from continuing operations was $49.8 million, an increase of approximately 53 percent compared to $32.5 million in the first nine months of 2005.

Income per share from continuing operations was $.61 in the third quarter of 2006, an increase of approximately 65 percent compared to $.37 in the third quarter of 2005. In the first nine months of 2006, income per share from continuing operations was $1.66, an increase of approximately 52 percent compared to $1.09 in the first nine months of 2005.

“We generated our best-ever third-quarter sales, net income, operating margin, and earnings per share even though some of our end markets – most notably the new-build residential sector and automotive production – began to feel some early-stage softness,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer. “Our business, customer, and geographic diversification allowed us to produce strong results even with changing economic conditions, fluctuating raw material prices, and softness in some sectors of the economy.”

“We are continuing to streamline, consolidate, and extract efficiencies from our operations – which together with the restructuring of our business portfolio – is driving steady and sustainable long-term improvements in our margins and returns,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer. “We fully expect to generate record results in 2006, and even with softening in some of the markets we serve, we have plans in place that should enable us to continue and build on that momentum in the coming year.”

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Gibraltar Reports Third-Quarter Sales and Earnings

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Looking ahead, Mr. Lipke said that in the fourth quarter, historically Gibraltar’s seasonally slowest period, the Company sees continued strength in the commercial and industrial building markets, residential building product sales to the repair/remodel business, and continued growth with the transplant auto makers, which will be offset by the reduction in automotive production levels and the current softness in the new-build residential market.

In light of these considerations, and barring a significant change in business conditions, Mr. Kornbrekke said that Gibraltar expects its fourth-quarter earnings per share from continuing operations will be in the range of $.30 to $.35, compared to $.17 in the fourth quarter of 2005 (which included several special charges).

Gibraltar said that it continues to evaluate a wide range of acquisition opportunities that will further focus its operations and help to offset the temporary softness in some of its existing businesses. The Company said that it expects the soft operating environment will persist in the first half of 2007, with conditions improving as the year progresses.

Gibraltar Industries is a leading manufacturer, processor, and distributor of primarily metals for the building, vehicular, and industrial markets. The company serves a large number of customers in a variety of industries in all 50 states, Canada, Mexico, Europe, Asia, and Central and South America. It has approximately 3,400 employees and operates 74 facilities in 26 states, Canada, and China.

Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: general economic conditions; the impact of the availability and the effects of changing raw material prices on the Company’s results of operations; natural gas and electricity prices and usage; the ability to pass through cost increases to customers; changing demand for the Company’s products and services; risks associated with the integration of acquisitions; and changes in interest or tax rates.

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Gibraltar will review its third-quarter results and discuss its outlook for the fourth quarter during its quarterly conference call, which will be held at 9 a.m. Eastern Time on October 26. Details of the call can be found on Gibraltar’s Web site, at www.gibraltar1.com.

CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor Relations, at 716/826-6500, khouseknecht@gibraltar1.com.

Gibraltar’s news releases, along with comprehensive information about the Company, are available on the Internet, at http://www.gibraltar1.com.

Gibraltar Reports Third-Quarter Sales and Earnings

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GIBRALTAR INDUSTRIES, INC. Financial Highlights (in thousands, except per share data)
	Three Months Ended
	September 30, 2006	September 30, 2005
Net Sales	$336,471	$247,771
Income from Continuing Operations	$18,329	$10,826
Income Per Share from Continuing Operations –Basic	$.62	$.37
Weighted Average Shares Outstanding-Basic	29,747	29,622
Income Per Share from Continuing Operations - Diluted	$.61	$.37
Weighted Average Shares Outstanding-Diluted	30,040	29,837

	Nine Months Ended
	September 30, 2006	September 30, 2005
Net Sales	$1,011,529	$737,163
Income from Continuing Operations	$49,823	$32,477
Income Per Share from Continuing Operations -Basic	$1.68	$1.10
Weighted Average Shares Outstanding-Basic	29,691	29,560
Income Per Share from Continuing Operations -Diluted	$1.66	$1.09
Weighted Average Shares Outstanding-Diluted	29,993	29,792

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited) (in thousands)

	September 30 December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$12,804	$28,529
Accounts receivable, net	193,375	162,300
Inventories	263,932	189,988
Other current assets	15,900	19,666
Current assets of discontinued operations	-	23,521
Total current assets	486,011	424,004

Property, plant and equipment, net	232,040	229,644
Goodwill	371,917	360,663
Investments in partnerships	4,840	6,151
Other assets	53,494	55,099
Assets of discontinued operations	-	129,451
	$1,148,302	$1,205,012

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$98,997	$83,266
Accrued expenses	68,612	59,289
Current maturities of long-term debt	2,335	2,331
Current maturities of related party debt	-	5,833
Current liabilities of discontinued operations	-	6,529
Total current liabilities	169,944	157,248

Long-term debt	357,516	453,349
Deferred income taxes	65,252	90,942
Other non-current liabilities	6,951	6,038
Liabilities of discontinued operations	-	3,410
Shareholders’ equity:
Preferred stock, $.01 par value; authorized: 10,000,000 shares; none outstanding	-	-
Common stock, $.01 par value; authorized 50,000,000 shares; issued 29,839,041 and 29,734,986 shares in 2006 and 2005, respectively	299	298
Additional paid-in capital	215,276	216,897
Retained earnings	331,358	280,116
Unearned compensation	-	(5,153)
Accumulated other comprehensive loss	1,706	1,867
	548,639	494,025
Less: cost of 42,600 and 41,100 common shares held in treasury in 2006 and 2005	-	-
Total shareholders’ equity	548,639	494,025
	$1,148,302	$1,205,012

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited) (in thousands)
Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	2006	2005

Net sales	$336,471	$247,771	$1,011,529	$737,163

Cost of sales	266,660	200,193	801,222	597,744
	69,811	47,578	210,307	139,419
Gross profit

Selling, general and administrative expense	33,679	26,353	110,469	77,607

Income from operations	36,132	21,225	99,838	61,812

Other (income) expense:
Equity in partnerships’ loss (income) and other income	103	820	(445)	469
Interest expense	6,422	2,657	20,302	8,823
Total other expense	6,525	3,477	19,857	9,292

Income before taxes	29,607	17,748	79,981	52,520

Provision for income taxes	11,278	6,922	30,158	20,043
Income from continuing operations	18,329	10,826	49,823	32,477

Discontinued operations:
(Loss) income from discontinued operations before taxes	(555)	1,694	9,458	9,179
Income tax (benefit) expense	(222)	661	3,575	3,580
(Loss) income from discontinued operations	(333)	1,033	5,883	5,599

Net income	$17,996	$11,859	$55,706	$38,076

Net income per share - Basic: Income from continuing operations (Loss) income from discontinued operations	$.62 (.01)	$.37 .03	$1.68 .20	$1.10 .19
Net income	$.61	$.40	$1.88	$1.29

Weighted average shares outstanding – Basic	29,747	29,622	29,691	29,560
Net income per share - Diluted: Income from continuing operations Loss income from discontinued operations	$.61 (.01)	$.37 .03	$1.66 .20	$1.09 .19
Net income	$.60	$.40	$1.86	$1.28

Weighted average shares outstanding – Diluted	30,040	29,837	29,993	29,792
GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
		Nine Months Ended September 30,
		2006		2005
Cash flows from operating activities
Net income		$55,706		$38,076
Income from discontinued operations		5,883		5,599
Income from continuing operations		49,823		32,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		18,765		13,564
Provision for deferred income taxes		-		(51)
Equity in partnerships’ loss		400		554
Distributions from partnerships		909		850
Stock compensation expense		2,244		900
Other noncash adjustments		783		74
Increase (decrease) in cash resulting from changes
in (net of acquisitions):
Accounts receivable		(32,155)		(29,700)
Inventories		(68,872)		32,572
Other current assets and other assets		3,647		(93)
Accounts payable		12,264		4,139
Accrued expenses and other non-current liabilities		(18,668)		(10,898)

Net cash used in continuing operations		(30,860)		44,388
Net cash provided by discontinued operations		6,750		14,682
Net cash (used in) provided by operating activities		(24,110)		59,070

Cash flows from investing activities
Acquisitions, net of cash acquired		(13,206)		(27,582)
Purchases of property, plant and equipment		(17,057)		(11,795)
Net proceeds from sale of property and equipment		388		396
Net proceeds from sale of businesses		151,511		42,594

Net cash provided by investing activities from continuing operations		121,636		3,613
Net cash provided by (used in) investing activities from discontinued operations		3,319		(3,302)
Net cash provided by investing activities		118,317		311

Cash flows from financing activities
Long-term debt reduction		(114,292)		(182,320)
Proceeds from long-term debt		9,604		125,589
Payment of deferred financing costs		(568)		(1,477)
Payment of dividends		(4,465)		(4,453)
Net proceeds from issuance of common stock		1,174		779
Tax benefit from stock options		115		158

Net cash used in financing activities for continuing operations		(108,832)		(61,724)
Net cash used in financing activities from discontinued operations		(1,500)		(400)
Net cash used in financing activities		(109,932)		(62,124)

Net decrease in cash and cash equivalents		(15,725)		(2,743)

Cash and cash equivalents at beginning of year		28,529		10,892

Cash and cash equivalents at end of period		$12,804		$8,149

GIBRALTAR INDUSTRIES, INC. Segment Information (Unaudited) (in thousands)
	Three Months Ended September 30,
			Increase (Decrease)
	2006	2005	$	%

Net Sales
Building products	$226,351	$149,116	$77,235	51.8%
Processed metal products	110,120	98,655	11,465	11.6%

Total Sales	336,471	247,771	88,700	35.8%

Income from Operations
Building products	$34,662	$23,229	$11,433	49.2%
Processed metal products	7,569	4,322	3,247	75.1%
Corporate	(6,099)	(6,326)	227	(3.6%)

Total Income from Operations	36,132	21,225	14,907	70.2%

Operating Margin
Building products	15.3%	15.6%
Processed metal products	6.9%	4.4%

	Nine Months Ended September 30,
			Increase (Decrease)
	2006	2005	$	%

Net Sales
Building products	$680,151	$410,942	$269,209	65.5%
Processed metal products	331,378	326,221	5,157	1.6%

Total Sales	1,011,529	737,163	274,366	37.2%

Income from Operations
Building products	$106,454	$55,930	$50,524	90.3%
Processed metal products	21,332	24,807	(3,475)	(14.0%)
Corporate	(27,948)	(18,925)	(9,023)	47.7%

Total Income from Operations	99,838	61,812	38,026	61.5%

Operating Margin
Building products	15.7%	13.6%
Processed metal products	6.4%	7.6%